                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                          VERIZON WIRELESS CAPITAL LLC

         This Certificate of Formation of Verizon Wireless Capital LLC (the "Company"), dated December 7, 2001 is being duly executed and filed by Cellco Partnership, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-201, et seq.).

         FIRST. The name of the limited liability company formed hereby is Verizon Wireless Capital LLC

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                      CELLCO PARTNERSHIP


                                      By: /s/ Alice C. Brennan
                                          ------------------------------------
                                          Name:  Alice C. Brennan
                                          Title: Assistant Secretary

                                        2